Exhibit 99.1

CV SCIENCES, INC. ACQUIRES ELEVATED SOFTGELS

A FLEXIBLE, LOW-MOQ, NUTRACEUTICAL MANUFACTURER

San Diego, CA - May 13, 2024 (GLOBE NEWSWIRE) -- CV Sciences, Inc. (OTCQB:CVSI) (the "Company", "CV Sciences", "our", "us" or "we"), a preeminent consumer wellness company specializing in hemp extracts and other proven science-backed, natural ingredients and products, today announced that it has consummated its purchase of Elevated Softgels, LLC ("Elevated Softgels"), a leading manufacturer of encapsulated softgels and tinctures for the supplement and nutrition industry. Elevated Softgels has operational flexibility allowing low to large minimum order quantity ("MOQ") production runs, allowing for efficient use of capital and the ability to increase speed to market for new product development. Elevated Softgels is GMP-certified and FDA-registered. The acquisition creates opportunity to further increase our sales to current and new clients. In addition, we intend to in-source production of certain of our key products. The acquisition was structured as an equity purchase, where the Company will operate Elevated Softgels as its wholly-owned subsidiary.

"We are thrilled that Elevated Softgels and its employees are joining CV Sciences as another milestone in our transition to a global health and wellness company. The acquisition synergies should allow us to leverage our key assets including our relationships with other hemp and supplement companies to drive long-term growth and shareholder value. Elevated Softgels is a stand-alone profitable business. Our immediate plan is to increase the existing business of Elevated Softgels to further leverage its existing capacity," said Joseph Dowling, Chief Executive Officer of CV Sciences. "In addition, we are planning to in-source the manufacturing of select +PlusCBD™ branded products providing an opportunity for meaningful cost savings. During 2023, sales of softgels and tinctures combined represented approximately 50% of our total business. The ability of Elevated Softgels to provide low-MOQ production runs, allows us to provide flexibility, and cost-efficient service to our clients and to our internal production needs."

The total consideration for the acquisition of Elevated Softgels is up to $1,000,000, consisting of (i) a cash payment made at the closing of $100,000 (the "Closing Payment"), (ii) the delivery at the closing of 17,422,181 shares of CV Sciences' common stock, having a value of $700,000 as priced at the thirty (30) day volume weighted average price of CV Sciences' common stock, and (ii) the potential payment of cash and stock up to $200,000 in the form of an earn-out if the business of Elevated Softgels meets certain performance thresholds during the 12-month period following the closing. The Closing Payment was subject to adjustment based on certain working capital calculations.

The acquisition is expected to be accretive in its first year and contribute to scaling economics thereafter. On May 13, 2024, CV Sciences, Inc. filed a Current Report on Form 8-K which includes a description of the material terms of the transaction. Investors are encouraged to read such filing in its entirety.

About CV Sciences, Inc.

CV Sciences, Inc. (OTCQB:CVSI) is a consumer wellness company specializing in nutraceuticals and plant-based foods. The Company's hemp extracts and other proven, science-backed, natural ingredients and products are sold through a range of sales channels from B2B to B2C. The Company's +PlusCBD™ branded products are sold at select retail locations throughout the U.S. and are the top-selling brands of hemp extracts in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. With a commitment to science, +PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. +PlusCBD™ was the first hemp extract supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. The Company's Cultured Foods™ brand provides a variety of 100% plant-based food products. Committed to crafting nutritious and flavorful alternatives, Cultured Foods™ caters to individuals seeking vegan, gluten-free, or flexitarian options for a wholesome and satisfying culinary experience. CV Sciences, Inc. has primary offices and facilities in San Diego, California, and Warsaw, Poland. The Company also operates a drug development program focused on developing and commercializing CBD-based novel therapeutics. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties. CV Sciences does not undertake any obligation to publicly update any forward-looking statements, except as required by applicable law. As a result, investors should not place undue reliance on such forward-looking statements.

Contact Information

ir@cvsciences.com